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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                     CITIGROUP GLOBAL MARKETS HOLDINGS INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                New York                                         11-2418067
(STATE OF INCORPORATION OR ORGANIZATION)                      (I.R.S. EMPLOYER
                                                             IDENTIFICATION NO.)

           388 Greenwich Street
            New York, New York                                      10013
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                         (ZIP CODE)

If this form relates to the                  If this form relates to the
registration of a class of                   registration of a class of
securities pursuant to Section               securities pursuant to Section
12(b) of the Exchange Act and is             12(g) of the Exchange Act and is
effective pursuant to General                effective pursuant to General
Instruction A.(c), please check the          Instruction A.(d), please check the
following box. [X]                           following box. [ ]

Securities Act registration statement file number to which this
                                                   form relates:   333-106272
                                                                 (IF APPLICABLE)

Securities to be registered pursuant to Section 12(b) of the Act:

   TITLE OF EACH CLASS                           NAME OF EACH EXCHANGE ON WHICH
   TO BE SO REGISTERED                           EACH CLASS IS TO BE REGISTERED
  ---------------------                         --------------------------------

Equity Linked Securities (ELKS(R)) Based Upon        American Stock Exchange
the Common Stock of Yahoo! Inc. Due 2005


Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (TITLE OF CLASS)

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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

      For a description of the securities to be registered hereunder, reference is made to the information under the heading "Description of Debt Securities" on pages 11 through 17 of the Registrant's Prospectus dated June 30, 2003 (Registration No. 333-106272), as supplemented by the information under the headings "Summary Information -- Q&A", "Risk Factors Relating to the ELKS" and "Description of the ELKS" on pages S-3 through S-7, S-9 through S-12 and S-13 through S-20, respectively, of the Registrant's related preliminary Prospectus Supplement, Subject to Completion, dated May 27, 2004, which information is incorporated herein by reference and made part of this Registration Statement in its entirety. The description of the ELKS contained in the final Prospectus Supplement and Prospectus to be filed pursuant to Rule 424(b), which will contain the final terms of the ELKS, is deemed to be incorporated herein by reference and made part of this Registration Statement in its entirety.

ITEM 2. EXHIBITS.

      99 (A). Prospectus dated June 30, 2003, incorporated by reference to the Registrant's filing under Rule 424(b)(5) dated July 9, 2003.

      99 (B). Preliminary Prospectus Supplement describing the Equity Linked Securities Based Upon the Common Stock of Yahoo! Inc. Due 2005, Subject to Completion, dated May 27, 2004, incorporated by reference to the Registrant's filing under Rule 424(b)(2) dated May 27, 2004.

      99 (C). Form of Note.

      99 (D). Senior Debt Indenture between Citigroup Global Markets Holdings Inc. and The Bank of New York, dated as of October 27, 1993, incorporated by reference to Exhibit 3 to the Registrant's Current Report on Form 8-K dated October 27, 1993, as supplemented by a First Supplemental Indenture, dated as of November 28, 1997, incorporated by reference to Exhibit 99.04 to the Registrant's Current Report on Form 8-K dated December 9, 1997, and a Second Supplemental Indenture, dated as of July 1, 1999, incorporated by reference to
Exhibit 4(vv) to Post-Effective Amendment No. 1 to Registration Statement No. 333-38931.

      Other securities issued by Citigroup Global Markets Holdings Inc. are listed on the American Stock Exchange.

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                                    SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        Citigroup Global Markets Holdings Inc.
                                                   (REGISTRANT)

Date: June 22, 2004                      By:  /s/ Geoffrey S. Richards
                                            ------------------------------------
                                              Name:  Geoffrey S. Richards
                                              Title: Vice President

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                                INDEX TO EXHIBITS

Exhibit No.                                 Exhibit
-----------                                 -------
  99 (A).       Prospectus dated June 30, 2003, incorporated by reference to the Registrant's filing under Rule 424(b)(5) dated July 9, 2003.

  99 (B).       Preliminary Prospectus Supplement describing the Equity Linked
                Securities Based Upon the Common Stock of Yahoo! Inc. Due 2005,
                Subject to Completion, dated May 27, 2004, incorporated by reference to the Registrant's filing under Rule 424(b)(2) dated
                May 27, 2004.

  99 (C).       Form of Note.

  99 (D).       Senior Debt Indenture between Citigroup Global Markets Holdings
                Inc. and The Bank of New York, dated as of October 27, 1993, incorporated by reference to Exhibit 3 to the Registrant's
                Current Report on Form 8-K dated October 27, 1993, as supplemented by a First Supplemental Indenture, dated as of November 28, 1997, incorporated by reference to Exhibit 99.04 to the Registrant's Current Report on Form 8-K dated December
                9, 1997, and a Second Supplemental Indenture, dated as of July
                1, 1999, incorporated by reference to Exhibit 4(vv) to Post-Effective Amendment No. 1 to Registration Statement No.
                333-38931.

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